Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-61814, 333-117412, 333-125960) and the Registration Statement on Form S-3 (No. 111495) of Sohu.com Inc. of our report dated March 8, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K for the year ended December 31, 2006.

PricewaterhouseCoopers Zhong Tian CPA’s Limited Company

Beijing, the People’s Republic of China

March 8, 2007